UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 18, 2011, Service Corporation International (the “Company”) entered into a Second Amended and Restated Revolving Credit Agreement (the “Second Amended Credit Agreement”), by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and BBVA Compass, the Bank of Nova Scotia and SunTrust Bank, as co-documentation Agents. The Second Amended Credit Agreement (i) extends the maturity date of the Company’s credit facility to March 18, 2016, (ii) increases the commitment amount to $500,000,000, (iii) decreases the interest rate for borrowings and letters of credit and the commitment fee for any unused commitment, and (iv) revises certain negative covenants related to permitted acquisitions to provide the Company with more flexibility to engage in these activities. A copy of the Second Amended Credit Agreement is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Revolving Credit Agreement, dated as of March 18, 2011, among the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders, dated as of March 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2011	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Gregory T. Sangalis
		Name:	Gregory T. Sangalis
		Title:	Senior Vice President, General Counsel and Secretary